                                                           EXHBIT 12(a)(1)(xiv)

                               OPENBAAR RUILBOD

                               OP EIGEN AANDELEN

                                     door

                          GENERAL MOTORS CORPORATION

 vennootschap naar het recht van de staat van Delaware, met hoofdzetel te 1209
                                  Orange St.,
     Wilmington, New Castle, Delaware 19898 (Verenigde Staten van Amerika)

                                 (hierna "GM")

GM biedt aan haar aandeelhouders die houders zijn van gewone aandelen van GM met een nominale waarde van USD 1 2/3, met inbegrip van de houders van Soges-Fiducem certificaten die dergelijke aandelen vertegenwoordigen, de mogelijkheid aan om deze aandelen en certificaten om te ruilen voor gewone aandelen van klasse H tegen de volgende ruilverhouding: 1,065 (een komma vijfenzestig) gewone aandelen van klasse H voor 1 gewoon aandeel met een nominale waarde van USD 1 2/3 (hierna "het Bod").

Het Bod wordt beschreven in het Amerikaanse prospectus ("Offering Circular-Prospectus") van 24 april 2000. Het Bod wordt samengevat in dit aanvullend Belgisch prospectus, dat eveneens inlichtingen bevat die speciaal bestemd zijn voor het Belgische publiek.

De investeerders worden uitgenodigd kennis te nemen van het Offering Circular-Prospectus van 24 april 2000, opgesteld in het Engels, vergezeld van dit aanvullend prospectus, opgesteld in het Frans en het Nederlands, en van het aanvaardingsbulletin. Deze documenten zijn beschikbaar op de zetel van de BBL, Marnixlaan 24, 1000 Brussel waar ook bijkomende informatie kan worden verkregen (tel.: 02/547.27.25).

De houders van Soges-Fiducem certificaten die gewone aandelen van USD 1 2/3 vertegenwoordigen die wensen deel te nemen aan het Bod, worden verzocht hun certificaten, vergezeld van het aanvaardingsbulletin, uiterlijk op 15 mei 2000 in te dienen aan de loketten van de BBL.

    Het Bod is geopend in Belgie van 25 april 2000 tot en met 15 mei 2000.

                                      BBL

Deze aanvulling bij het prospectus en het Amerikaans prospectus ("Offering Circular-Prospectus") van 24 april 2000 betreffende het Bod in de originele Engelse versie vormen een geheel en kunnen niet afzonderlijk verspreid worden in Belgie.

                         AANVULLING BIJ HET PROSPECTUS

        betreffende het openbaar ruilbod, voorgesteld door GM, op eigen gewone aandelen met een nominale waarde van USD 1 2/3 waarvoor gewone aandelen van klasse H worden geboden

Goedkeuring door de Commissie voor het Bank- en Financiewezen

Het Offering Circular-Prospectus betreffende het Bod opgesteld in het Engels en aangevuld door deze aanvulling bij het prospectus is op 21 april 2000 door de Commissie voor het Bank- en Financiewezen goedgekeurd overeenkomstig Artikel 17 van het Koninklijk Besluit van 8 november 1989 op de openbare overnameaanbiedingen en de wijzigingen in de controle op vennootschappen en overeenkomstig Artikel 29 ter (S) 1, 1(degrees) van het Koninklijk Besluit nr. 185 van 9 juli 1935 op de bankcontrole en het uitgifteregime voor titels en effecten.

Deze goedkeuring houdt geen beoordeling in van de opportuniteit noch van de intrinsieke waarde van de verrichting.

Overeenkomstig Artikel 21 van het Koninklijk Besluit van 8 november 1989 en Artikel 29 (S) 1 van het Koninklijk Besluit nr. 185 van 9 juli 1935 is het door deze artikelen voorgeschreven kennisgeving gepubliceerd in de pers.

In geval van interpretatieverschillen tussen de Nederlandse en de Franse versie van dit prospectus, heeft de Franse versie voorrang.

Wettelijk Stelsel

Huidig Bod is de uitbreiding naar Belgie, van het Amerikaanse bod dat door Amerikaans recht wordt beheerst. Dit Bod verschilt in een bepaald aantal punten van het Koninklijk Besluit van 8 november 1989 op de openbare overnameaanbiedingen en de wijzigingen in de controle op vennootschappen, in het bijzonder met betrekking tot de rol van de vennootschap die door een bod wordt beoogd en de voorwaarden aan dewelke een openbaar overnamebod kan worden onderworpen.

Achtergrond en motieven van het Bod

Het Bod beoogt het aanbieden van gewone aandelen van klasse H, uitgegeven door GM, in ruil voor gewone aandelen met een nominale waarde van USD 1 2/3 of Soges-Fiducem certificaten die dergelijke aandelen vertegenwoordigen (in beide gevallen, een "$1 2/3 Aandeel") overeenkomstig de volgende ruilverhouding:

 1,065 (een komma vijfenzestig) gewone aandelen van klasse H die zullen worden uitgegeven voor 1 $1 2/3 Aandeel.

De gewone aandelen van klasse H hebben de kenmerken van "tracking stock" dat toelaat om het bedrag van eventuele dividenden, die deze aandelen zouden opbrengen, te verbinden aan de financiele resultaten van Hughes Electronics Corporation ("Hughes"), een 100% dochteronderneming van GM.

Het Bod, dat betrekking heeft op effecten met een waarde van ongeveer USD 9 miljard, is een belangrijk element in het plan dat tot doel heeft de waarde van het economisch belang van GM in Hughes te valoriseren.

Een ander element van dit plan heeft tot doel gewone aandelen van klasse H met een waarde van ongeveer USD 7 miljard in te brengen in bepaalde pensioenplannen ten voordele van het personeel van GM. In de veronderstelling dat er op het Bod volledig wordt ingeschreven en dat de inbrengen in deze pensioenplannen worden uitgevoerd zoals voorzien, zal GM in totaal 92.012.781 nieuwe gewone aandelen van klasse H uitgeven, voor een totale waarde van ongeveer USD 16 miljard (gebaseerd op de slotkoers van de gewone aandelen van klasse H op 19 april 2000).

(Voor meer inlichtingen in verband met het Bod, zie Offering Circular-Prospectus, QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER, pagina 4 en volgende).

Financiele toestand van Hughes

De financiele informatie met betrekking tot Hughes is vervat in het Offering Circular-Prospectus, onder de rubrieken Summary Historical FINANCIAL DATA OF HUGHES, pagina's 19 en 20, SELECTED HISTORICAL FINANCIAL DATA OF HUGHES, pagina 57 en MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS OF HUGHES, pagina 58 en volgende.

Factoren en risico's

Een beschrijving van de factoren en risico's die moeten worden onderkend vooraleer op het Bod in te gaan, waaronder een mogelijke wijziging van de Amerikaanse belastingwet, is vervat in het Offering Circular-Prospectus, RISK FACTORS, pagina 22 en volgende.

                           Samenvatting van het Bod

1. Het Bod                       Onder voorbehoud van vermindering en de
                                 andere voorwaarden van het Bod (zie punt 4 infra), zal GM de $1 2/3 Aandelen, die worden ingebracht tijdens de duur van het Bod en door GM worden aanvaard, omruilen tegen nieuwe uit te geven gewone aandelen van klasse H aan de volgende ruilverhouding:

                                     1,065 (een komma nul vijfenzestig) gewone aandelen van klasse H voor
                                     1 (een) $1 2/3 Aandeel

                                 De aanvaarding van het Bod is vrijwillig en geeft de mogelijkheid aan de houders van $1 2/3 Aandelen om al of een deel van hun $1 2/3 Aandelen in te brengen.

                                 Het Bod slaat op maximum 86.396.977 $1 2/3
                                 Aandelen en maximum 92.012.781 gewone
                                 aandelen van klasse H zullen worden
                                 uitgegeven.

                                 (Zie Offering Circular-Prospectus, THE
                                 EXCHANGE OFFER, pagina 38 en volgende).

2. Beschrijving van de
   aandelen aangeboden in het
   Bod De gewone aandelen van klasse H hebben de kenmerken van "tracking stock", met als gevolg dat de eventuele dividenden op dewelke ze recht zouden geven, verbonden zijn aan de financiele resultaten van Hughes.

                                 Tot op heden werd geen dividend uitgekeerd op de gewone aandelen van klasse H en er is in de onmiddellijke toekomst geen uitkering voorzien.

                                 (Zie Offering Circular-Prospectus,
                                 DESCRIPTION OF CLASS H COMMON STOCK, pagina
                                 124 en volgende).

                                 De gewone aandelen van klasse H zullen niet vertegenwoordigd worden door certificaten aan toonder uitgegeven door Soges-Fiducem of door andere partijen.

3. Verantwoording van de
   ruilverhouding
                                 De ruilverhouding voorzien door het Bod werd
                                 onder meer bepaald op basis van de recente
                                 beurskoersen van de twee gewone aandelen van
                                 GM op de New York Stock Exchange./1/ Op basis van de beurskoers van 19 april 2000, geeft de ruilverhouding aanleiding tot een premie van ongeveer 17,7 % ten voordele van de aandeelhouder die op het Bod ingaat.
--------
/1/$1 2/3 Aandelen en gewone aandelen van klasse H zijn genoteerd en verhandeld op de beurs van New York (New York Stock Exchange). De $1 2/3 Aandelen van GM worden verhandeld onder het symbool "GM", en de gewone aandelen van klasse H van GM worden verhandeld onder het symbool "GMH".

                                 (Zie Offering Circular-Prospectus, THE
                                 EXCHANGE OFFER--Terms of the Exchange Offer, pagina 38, PRICE RANGE AND DIVIDENDS FOR $1 2/3 PAR VALUE COMMON STOCK, pagina 54, en PRICE RANGE FOR CLASS H COMMON STOCK, pagina
                                 55).

4. Voorwaarden van het Bod
   en eventuele vermindering     Het Bod is onderworpen aan verschillende
                                 voorwaarden. GM behoudt zich in het bijzonder het recht voor om aan het Bod te verzaken indien minder dan 28.798.992 $1 2/3 Aandelen in het Bod worden aangeboden.

                                 (Zie Offering Circular-Prospectus, THE
                                 EXCHANGE OFFER--Conditions for completion of the Exchange Offer, pagina 45).

                                 Indien meer dan 86.396.977 $1 2/3 Aandelen ter gelegenheid van het Bod worden aangeboden, zal GM het aantal aandelen waarvoor het Bod wordt aanvaard pro rata verminderen, met uitzondering van de houders van minder dan 100 $1 2/3 Aandelen voor zover deze al hun $1 2/3 Aandelen aanbieden.

                                 (Zie Offering Circular-Prospectus, THE
                                 EXCHANGE OFFER--Proration: Tenders for
                                 Exchange by Holders of Fewer than 100 Shares of $1 2/3 Par Value Common Stock, pagina 38, en Conditions for Completion of the Exchange Offer, pagina 45.

5. Fracties van aandelen         Er zullen geen fracties van gewone aandelen
                                 van klasse H worden toegekend met betrekking tot het Bod. Indien de aandeelhouder gerechtigd is om een fractie van een gewoon aandeel van klasse H te ontvangen, zal deze fractie in contanten worden uitbetaald onder de vorm van een cheque getrokken op een
                                 Amerikaanse bank (de inningkosten zijn ten laste van de aandeelhouder).

                                 (Zie Offering Circular-Prospectus, THE
                                 EXCHANGE OFFER--No Fractional Shares, pagina
                                 39).

6. Periode van het Bod           Het Bod is open in Belgie van 25 april 2000
                                 tot en met 15 mei 2000.

                                 De houders van $1 2/3 Aandelen kunnen hun aanvaarding van het Bod intrekken alvorens het Bod eindigt en, onder bepaalde voorwaarden, eveneens na beeindiging van het Bod.

                                 (Zie Offering Circular-Prospectus, THE
                                 EXCHANGE OFFER--Withdrawal Rights, pagina's
                                 43-44).

7. Deponeren van de
   aanvaardingen (loketbank in
   Belgie) De houders van certificaten Soges-Fiducem die $1 2/3 Aandelen vertegenwoordigen kunnen op het Bod ingaan door het indienen van hun certificaten, vergezeld van het aanvaardingsbulletin dat in bijlage is toegevoegd en door het vervullen van de voorwaarden die door dit bulletin worden bepaald op de zetel en de agentschappen van de Bank Brussel Lambert N.V., loketbank in Belgie.

                                 De houders van $1 2/3 Aandelen die niet door
                                 Soges-Fiducem certificaten zijn
                                 vertegenwoordigd, kunnen op het Bod ingaan mits nakoming van de formaliteiten beschreven in het Offering Circular-Prospectus, PROCEDURES FOR TENDERING SHARES OF $1 2/3 PAR VALUE COMMON STOCK, pagina 40 en volgende.

8. Publicatie van de
   resultaten van het Bod
                                 De resultaten van het Bod zullen gepubliceerd worden in L'Echo en de Financieel Economische Tijd van zodra deze beschikbaar zijn.

9. Beursnotering                 De aandelen van klasse H zullen enkel op de
                                 beurs van New York (New York Stock Exchange) worden genoteerd. Zij zullen niet worden genoteerd op de beurs van Brussel.

                                 GM neemt zich niet voor om de schrapping van de $1 2/3 Aandelen die verhandeld worden onder de vorm van certificaten aan toonder uitgegeven door Soges-Fiducem uit de notering van de beurs van Brussel aan te vragen na afsluiting van het Bod.

10. Kosten                       De kosten verbonden aan het ingaan op het Bod
                                 zijn ten laste van de aandeelhouder, Deze omvatten (i) de uitgeverscommissie (1% van de waarde van de geleverde gewone aandelen van klasse H), (ii) de mogelijke kosten en taksen ten gevolge van de inschrijving, de overdracht of de verzending van de anndelen, die minimum USD 15 (levering in de USA) of USD 50 (repatriering) per verrichting bedragen (plus BTW aan 21%), en (iii) de taks op de beursverrichtingen waarvan sprake op blad 9 (Indirekte belastingen).

11. Bijkomende informatie        Bijkomende informatie, en ondermeer de
                                 jaarrekening van Hughes voor het boekjaar
                                 1999, is beschikbaar op Internet of kan
                                 schriftelijk of telefonisch worden bekomen, volgens de regels nader beschreven in het
                                 Offering Circular-Prospectus.

                                 (Zie Offering Circular-Prospectus, WHERE CAN
                                 YOU FIND MORE INFORMATION, pagina's 140-141).

                                 Bovendien kan bijkomende informatie worden bekomen op de zetel van de B.B.L., Marnixlaan 24, 1000 Brussel (tel.: 02/547.27.25).

        Bepaalde fiscale gevolgen onder het Belgische belastingstelsel

Deze afdeling vat de belangrijkste aspecten samen van het Belgisch belastingstelsel dat van toepassing is op aandeelhouders die verblijfhouders in Belgie zijn (zoals hierna gedefinieerd). Deze samenvatting is gebaseerd op de Belgische fiscale wetgeving en de administratieve richtlijnen die van kracht zijn op datum van dit document, maar die mogelijkerwijze kunnen worden gewijzigd. Er wordt de aandeelhouders die verblijfhouders in Belgie zijn aangeraden om het advies van hun belastingconsulenten in te winnen met betrekking tot de fiscale gevolgen van het Bod die op hun persoonlijke situatie van toepassing zijn.

In deze afdeling wordt een aandeelhouder die verblijfhouder in Belgie is gedefinieerd als een natuurlijke persoon onderworpen aan de personenbelasting, een vennootschap onderworpen aan de vennootschapsbelasting of elke andere entiteit (zoals bijvoorbeeld een pensioenfonds) onderworpen aan de rechtspersonenbelasting.

Fiscale gevolgen voor het Bod onder het Belgische belastingstelsel. De kwalificatie van het Bod vanuit Belgisch fiscaal oogpunt stelt delicate problemen. Wij zijn van mening dat de omruiling van $1 2/3 Aandelen voor gewone aandelen van klasse H in het kader van het Bod onder Belgisch fiscaal recht zou moeten worden ontleed als een inkoop van eigen aandelen door GM, vergoed door aandelen van een andere klasse. Alhoewel de rechtbanken en hoven of de Belgische fiscale overheden zich niet hebben uitgesproken over de fiscale kwalificatie van dergelijk ruilaanbod in een gepubliceerd vonnis, besluit of omzendbrief, wordt deze kwalificatie gestaafd door het optioneel karakter van het Bod voor de houders van $1 2/3 Aandelen, en ook door het feit dat het Bod geen wijziging van het bedrag van het maatschappelijk kapitaal van GM tot gevolg zal hebben.

De omruiling van $1/2///3/ Aandelen voor gewone aandelen van klasse H in het kader van het Bod (en de betalingen met betrekking tot de fracties) zal, in principe, geen belastbare verrichting zijn voor Belgische natuurlijke personen die $1/2///3/ Aandelen als prive-belegging houden en voor de entiteiten die onderworpen zijn aan de rechtspersonenbelasting.

De meerwaarden gerealiseerd door vennootschappen onderworpen aan de vennootschapsbelasting ingevolge een inkoop van eigen aandelen, worden door de Belgische fiscale wetgeving behandeld als dividenden voor zover de vennootschap die overgaat tot de inkoop van eigen aandelen het bedrag van deze meerwaarden als een dividend beschouwd overeenkomstig artikel 186 van het Wetboek van de Inkomstenbelastingen 1992 ("WIB 1992") of gelijkaardige bepalingen naar buitenlands recht. Daaruit volgt dus dat deze vennootschappen de meerwaarde, in voorkomend geval, gelijk aan het excedent van de marktwaarde van gewone aandelen van klasse H die in ruil worden ontvangen, vermeerderd met het bedrag ontvangen als fractie van een gewoon aandeel van klasse H, over de netto fiscale waarde van hun geruilde $1 2/3 Aandelen, in principe als een dividend zullen moeten behandelen/2/. De dividenden zijn in wezen onderworpen aan de vennootschapsbelasting tegen de belastingvoet van 39%, vermeerderd met de aanvullende crisisbijdrage die 3% bedraagt, hetzij 40,17%. De vennootschappen onderworpen aan de Belgische vennootschapsbelasting kunnen echter van hun belastbare winsten 95% van het ontvangen dividend aftrekken indien dit dividend eventueel kan genieten van het stelsel van de definitief belaste inkomsten (zie in verband hiermee het volgende punt: Belgisch belastingstelsel met betrekking tot dividenden uitgekeerd aan aandeelhouders die houders zijn van aandelen van klasse H.)

Amerikaanse belastingstelsel van toepassing op dividenden uitgekeerd aan aandeelhouders die houders zijn van gewone aandelen van klasse H. Krachtens de Amerikaanse wetgeving die momenteel van kracht is, zullen de dividenden betaald door GM aan niet-verblijfhouders worden onderworpen aan een bronheffing (withholding tax) van 30% in de Verenigde Staten, verminderd tot 15%/3/ door het verdrag ter voorkoming van de dubbele belasting gesloten tussen de Verenigde Staten en Belgie indien de aandeelhouder een verblijfhouder van Belgie is en voor zover hij geen verblijfhouder van de Verenigde Staten is. Teneinde de vermindering tot 15% te genieten, kan de aandeelhouder het bewijs worden verzocht dat hij een verblijfhouder van Belgie is, in voorkomend geval door middel van het formulier W-8 BEN vereist door de Amerikaanse belastingdiensten.
--------
/2/De in Belgie gevestigde vennootschappen zouden echter kunnen overwegen om hun belastingconsulenten te raadplegen om na te gaan of het feit dat het Bod vanuit het standpunt van het Amerikaans belastingstelsel niet als een uitkering van dividenden door GM wordt behandeld, hen zou toelaten om de meerwaarde die gerealiseerd wordt in het kader van het Bod te behandelen als een meerwaarde op aandelen, vrijgesteld in overeenstemming met de voorwaarden van artikel 192 van het WIB 1992, eerder dan als een dividend.
/3/5% in gevallen die zich hier niet voordoen.

Belgisch belastingstelsel met betrekking tot dividenden uitgekeerd aan aandeelhouders die houders zijn van aandelen van klasse H. Het netto-dividend (na aftrek van de Amerikaanse bronheffing) uitgekeerd aan aandeelhouders die houder zijn van aandelen van klasse H zal als volgt worden belast. De Belgische fiscale wetgeving biedt geen belastingkrediet aan aan de aandeelhouders die verblijfhouders van Belgie zijn voor de Amerikaanse bronbelasting geheven op het dividend, in voorkomend geval tegen het verminderde tarief bepaald in het belastingverdrag gesloten tussen de Verenigde Staten en Belgie.

(i) Belgische roerende voorheffing. Er wordt een Belgische roerende voorheffing van 25% ingehouden op de netto-dividenden (na aftrek van de Amerikaanse bronheffing) uitgekeerd aan de aandeelhouders van gewone aandelen van klasse H in geval van inning in Belgie bij een financiele tussenpersoon. De vennootschappen onderworpen aan de Belgische vennootschapsbelasting hebben echter het recht een vrijstelling van de Belgische roerende voorheffing in te roepen.

(ii) Natuurlijke personen. Voor de Belgische natuurlijke personen die gewone aandelen van klasse H houden als prive-investering, is de Belgische roerende voorheffing bevrijdend en moeten de dividenden uitgekeerd op deze aandelen niet worden aangegeven in hun aangifte in de personenbelasting. De natuurlijke personen die hun dividenden ontvangen zonder inhouding van de Belgische roerende voorheffing (bijvoorbeeld in geval van inning in het buitenland) zijn ertoe gehouden deze aan te geven in hun aangifte in de personenbelasting en zullen worden belast tegen een afzonderlijke aanslagvoet van in principe 25%, vermeerderd met de lokale opcentiemen (die in principe varieren tussen 6% en 9% van het bedrag van de inkomstenbelasting).

(iii) Vennootschappen. Voor de vennootschappen onderworpen aan de vennootschapsbelasting, is het nettodividend (na aftrek van de Amerikaanse bronheffing) in principe belastbaar met de vennootschapsbelasting van 39%, vermeerderd met de aanvullende crisisbijdrage van 3%, hetzij 40,17%. De vennootschappen die in Belgie zijn gevestigd kunnen echter van hun belastbare winsten 95% van het ontvangen dividend aftrekken indien dit dividend kan genieten van het stelsel van de definitief belaste inkomsten. Het stelsel van de definitief belaste inkomsten is van toepassing op voorwaarde dat de participatie van een Belgische vennootschap op de datum van de toekenning of de betaling van het dividend, minimum 5% bedraagt van het kapitaal van GM of minstens 50 miljoen Belgische frank vertegenwoordigd in aanschaffingswaarde/4/ en dat GM niet behoort tot een van de categorieen buitenlandse vennootschappen (die voornamelijk vennootschappen zijn die fiscaal bevoorrecht zijn) waarvan de dividenden uitgesloten zijn van het stelsel van de definitief belaste inkomsten.

(iv) Entiteiten onderworpen aan de rechtspersonenbelasting. De Belgische roerende voorheffing van 25% is bevrijdend.

In geval van inning in het buitenland zonder de bemiddeling van een Belgische tussenpersoon, zijn de entiteiten onderworpen aan de rechtspersonenbelasting er echter toe gehouden zelf de Belgische roerende voorheffing te storten, die in beginsel 25% bedraagt.

Belastingstelsel van toepassing op de overdracht van gewone aandelen van klasse H. De eventuele meerwaarden of minderwaarden gerealiseerd door Belgische aandeelhouders, ter gelegenheid van de overdracht van hun gewone aandelen van klasse H, zijn in principe niet belastbaar of aftrekbaar in Belgie.

De meerwaarden of minderwaarden gerealiseerd ter gelegenheid van de overdracht van gewone aandelen van klasse H door aandeelhouders die natuurlijke personen verblijfhouder van Belgie zijn die aandelen houden als prive-belegging en door Belgische entiteiten onderworpen aan de rechtspersonenbelasting, zijn in principe niet belastbaar of aftrekbaar in Belgie. De natuurlijke personen die verblijfhouder van Belgie zijn kunnen echter worden onderworpen aan de Belgische personenbelasting tegen een aanslagvoet van 33% (te vermeerderen met de lokale opcentiemen en de aanvullende crisisbijdrage van 3% berekend op het bedrag van de belasting) indien de gerealiseerde meerwaarden voortvloeien uit verrichtingen met betrekking tot het normaal beheer van een prive-vermogen.
--------
/4/Deze minimale deelnemingsvereiste is niet van toepassing op kredietinstellingen, verzekeringsinstellingen en beursvennootschappen.

De meerwaarden gerealiseerd door vennootschappen onderworpen aan de Belgische vennootschapsbelasting op gewone aandelen van klasse H, zullen worden vrijgesteld van belasting indien de dividenden uitgekeerd op de gewone aandelen van klasse H in aanmerking komen voor de aftrek van definitief belaste inkomsten. Voor de vrijstelling van deze meerwaarden is de minimale deelnemingsvereiste niet van toepassing. De eventuele minderwaarden zijn in principe niet aftrekbaar.

Indirecte belastingen

Taks op de beursverrichtingen. Zowel de inschrijving als de aankoop en de verkoop in Belgie van gewone aandelen van klasse H via bemiddeling van een financiele tussenpersoon gevestigd in Belgie, zijn onderworpen aan de taks op de beursverrichtingen. Het tarief van deze taks is vastgesteld op 0,35% voor de inschrijvingen, en zal worden vastgesteld op de ruilwaarde van de $1 2/3 Aandelen (exclusief de commissie betaald aan de financiele tussenpersonen). Het tarief van deze taks is vastgesteld op 0,17% voor overdrachten onder bezwarende titel. Deze taks zal worden vastgesteld voor de bedragen die in ruil voor de fracties van aandelen in specien worden betaald (Zie Samenvatting van de voorwaarden van het Bod, punt 5), zowel op de bedragen die door GM moeten worden betaald (exclusief de commissie betaald aan de financiele tussenpersonen) als op de bedragen ontvangen door de aandeelhouder die op het Bod ingaat (zonder aftrek van de commissie betaald aan de financiele tussenpersonen). De te betalen belasting is echter beperkt tot 10.000 Belgische frank per inschrijving, aankoop- of verkoopverrichting. Het volledige bedrag van deze belasting komt ten laste van de aandeelhouder.

Er wordt echter een vrijstelling van deze belasting voorzien voor de verrichtingen gerealiseerd door de financiele tussenpersonen (zoals banken), verzekeringsinstellingen, pensioenfondsen, gemeenschappelijke beleggingsinstellingen of voor niet-verblijfhouders.

--------------------------------------------------------------------------------
  Aanvaardingsbulletin voor het openbaar bod tot omruiling met betrekking tot aandelen van
                  General Motors beschreven in het Prospectus

                            In tweevoud op te maken
              (Exemplaar bestemd voor de financiele tussenpersoon)
--------------------------------------------------------------------------------

Ik, de ondergetekende, (naam en voornaam) .........................., wonende te
 .........................., straat / laan / plein .........................., nr
 .... heb kennis genomen van de voorwaarden en nadere regels van het openbaar bod tot omruiling van GM strekkende tot het aanbod van 1,065 (een komma vijfenzestig) gewone aandelen van klasse H die zullen worden uitgegeven voor 1 gewoon aandeel van GM met een nominale waarde van $1/2///3/, vertegenwoordigd door certificaten Soges-Fiducem ("het Bod") en van het prospectus uitgegeven door GM op datum van 24 april 2000 met betrekking tot het Bod ("het
Prospectus"), en verklaar te willen ingaan op het Bod en te dien einde bij de
BBL in te dienen:

 .  .... (aantal) Soges-Fiducem certificaten die 2 gewone aandelen van GM met een nominale waarde van $1 2/3 vertegenwoordigen

 .  .... (aantal) Soges-Fiducem certificaten die 10 gewone aandelen van GM met een nominale waarde van $1 2/3 vertegenwoordigen

volledig volgestort en vrij van elk pand, inpandgeving of enigerlei beperking op de vrije overdracht van hun eigendom, waarvan ik eigenaar ben.

Ik verbind mij ertoe om deze aandelen in te ruilen voor gewone aandelen van klasse H, a rato van:

 .  .... (aantal) gewone aandelen van klasse H, uitgegeven volgens de nadere regels van het Bod voor

 .  .... (aantal) Soges-Fiducem certificaten die 2 gewone aandelen van GM met een nominale waarde van $1 2/3 vertegenwoordigen

 .  .... (aantal) gewone aandelen van klasse H, uitgegeven volgens de nadere regels van het Bod voor

 .  .... (aantal) Soges-Fiducem certificaten die 10 gewone aandelen van GM met een nominale waarde van $1 2/3 vertegenwoordigen

De ruil zal geschieden overeenkomstig de procedure en volgens de voorwaarden bepaald in het Prospectus, de kosten zoals beschreven in punt 10 van de Prospectus zijnde te mijnen laste.

Opdat mijn verbintenis geldig zou zijn, moet dit aanvaardingsbulletin worden ingediend, rechtstreeks of door bemiddeling van een financiele instelling of een financiele tussenpersoon, bij de loketten van de BBL, uiterlijk op 15 mei 2000 tijdens de openingsuren van de loketten.

Ik aanvaard de mogelijke verdeling zoals zij door GM zal worden beslist alsook het feit dat GM zich het recht voorbehoudt om onder bepaalde omstandigheden beschreven in het Prospectus aan het Bod te verzaken.

In geval ik, na de verdeling, recht zou hebben op een fractie van een gewoon aandeel van klasse H, aanvaard ik dat deze fractie mij in specien wordt betaald, door middel van een cheque getrokken op een Amerikaanse bank.

Ik wens dat de gewone aandelen van klasse H waarop ik recht heb en de netto-opbrengst van de eventuele verkoop van de fracties van aandelen

 .  op mijn rekeningnr. .............. bij ............... worden gecrediteerd of gestort

 .  te mijner beschikking worden gehouden bij de loketten van de BBL.

De aanvaarding kan te allen tijde worden ingetrokken tot op de sluitingsdatum van het Bod.

Gedaan in tweevoud te ... (plaats), op ....2000 (datum).

-------------------                     ------------
De financiele tussenpersoon             De aandeelhouder

(*)Schrappen wat niet van toepassing is.

--------------------------------------------------------------------------------
  Aanvaardingsbulletin voor het openbaar bod tot omruiling met betrekking tot aandelen van
                  General Motors beschreven in het Prospectus

                            In tweevoud op te maken
                   (Exemplaar bestemd voor de aandeelhouder)
--------------------------------------------------------------------------------

Ik, de ondergetekende, (naam en voornaam) .........................., wonende te
 .........................., straat / laan / plein .........................., nr
 .... heb kennis genomen van de voorwaarden en nadere regels van het openbaar bod tot omruiling van GM strekkende tot het aanbod van 1,065 (een kooma nul vijfenzestig) gewone aandelen van klasse H die zullen worden uitgegeven voor 1 gewoon aandeel van GM met een nominale waarde van $1/2///3/, vertegenwoordigd door certificaten Soges-Fiducem ("het Bod") en van het prospectus uitgegeven door GM op datum van 24 april 2000 met betrekking tot het Bod ("het
Prospectus"), en verklaar te willen ingaan op het Bod en te dien einde bij de
BBL in te dienen:

 .  .... (aantal) Soges-Fiducem certificaten die 2 gewone aandelen van GM met een nominale waarde van $1 2/3 vertegenwoordigen

 . ... (aantal) Soges-Fiducem certificaten die 10 gewone aandelen van GM met een nominale waarde van $1 2/3 vertegenwoordigen volledig volgestort en vrij van elk pand, inpandgeving of enigerlei beperking op de vrije overdracht van hun eigendom, waarvan ik eigenaar ben.

Ik verbind mij ertoe om deze aandelen in te ruilen voor gewone aandelen van klasse H, a rato van:

 .  .... (aantal) gewone aandelen van klasse H, uitgegeven volgens de nadere regels van het Bod voor

 .  .... (aantal) Soges-Fiducem certificaten die 2 gewone aandelen van GM met een nominale waarde van $1 2/3 vertegenwoordigen

 .  .... (aantal) gewone aandelen van klasse H, uitgegeven volgens de nadere regels van het Bod voor

 .  .... (aantal) Soges-Fiducem certificaten die 10 gewone aandelen van GM met een nominale waarde van $1 2/3 vertegenwoordigen

De ruil zal geschieden overeenkomstig de procedure en volgens de voorwaarden bepaald in het Prospectus, de kosten zoals beschreven in punt 10 van de Prospectus zijnde te mijnen laste.

Opdat mijn verbintenis geldig zou zijn, moet dit aanvaardingsbulletin worden ingediend, rechtstreeks of door bemiddeling van een financiele instelling of een financiele tussenpersoon, bij de loketten van de BBL, uiterlijk op 15 mei 2000 tijdens de openingsuren van de loketten.

Ik aanvaard de mogelijke verdeling zoals zij door GM zal worden beslist alsook het feit dat GM zich het recht voorbehoudt om onder bepaalde omstandigheden beschreven in het Prospectus aan het Bod te verzaken.

In geval ik, na de verdeling, recht zou hebben op een fractie van een gewoon aandeel van klasse H, aanvaard ik dat deze fractie mij in specien wordt betaald, door middel van een cheque getrokken op een Amerikaanse bank.

Ik wens dat de gewone aandelen van klasse H waarop ik recht heb en de netto-opbrengst van de eventuele verkoop van de fracties van aandelen

 .  op mijn rekeningnr. .............. bij ............... worden gecrediteerd of gestort

 .  te mijner beschikking worden gehouden bij de loketten van de BBL.

De aanvaarding kan te allen tijde worden ingetrokken tot op de sluitingsdatum van het Bod.

Gedaan in tweevoud te ... (plaats), op ....2000 (datum).

-------------------                     ------------
De financiele tussenpersoon             De aandeelhouder

(*)Schrappen wat niet van toepassing is.